As filed with the Securities and Exchange Commission on December 24, 2013
Registration No. 333-182618
Registration No. 333-171740

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Minden Bancorp, Inc.
(exact name of registrant as specified in its charter)

Louisiana	90-0610674
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

100 MBL Bank Drive Minden, Louisiana 71055 (318) 371-4156
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Minden Bancorp, Inc. Amended and Restated 2003 Stock Option Plan
Minden Bancorp, Inc. 2011 Stock Option Plan
(Full Title of the Plan)

Copies to:
Jack E. Byrd, Jr.	Philip R. Bevan, Esq.
Chairman, President and Chief Executive Officer	Elias, Matz, Tiernan & Herrick L.L.P.
Minden Bancorp, Inc.	734 15th Street, NW, 11th Floor
100 MBL Bank Drive	Washington, DC 20005
Minden, Louisiana 71055	(202) 347-0300
(318) 371-4156
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Amendment”) relates to the following Registration Statements on Form S-8 of Minden Bancorp, Inc. (the “Company”) (collectively, the “Registration Statements”):

Registration Statement No. 333-171740 registering 107,797 shares of common stock of the Company under the Company’s 2003 Amended and Restated Stock Option Plan; and

Registration Statement No. 333-182618 registering 123,836 shares of common stock of the Company under the Company’s 2011 Stock Option Plan.

       The Company has terminated all offerings of common stock of the Company pursuant to the Registration Statements.  In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remained unsold at the termination of the offerings, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any.

SIGNATURES

The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minden, State of Louisiana on December 24, 2013.

MINDEN BANCORP, INC.

By:	/s/ Jack E. Byrd, Jr.
Jack E. Byrd, Jr. Chairman, President and Chief Executive Officer (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Jack E. Byrd, Jr.	Chairman of the Board, President and Chief Executive Officer	December 24, 2013
Jack E. Byrd, Jr.	(principal executive officer)
/s/ Becky T. Harrell*	Vice President and Chief Financial Officer (principal	December 24, 2013
Becky T. Harrell	financial and accounting officer)
/s/ Russell A. Adams*	Director	December 24, 2013
Russell A. Adams
/s/ John P. Collins*	Director	December 24, 2013
John P. Collins
/s/ A. David Evans*	Director	December 24, 2013
A. David Evans
/s/ Michael S. Harper*	Director	December 24, 2013
Michael S. Harper
/s/ F. Dare Lott, Jr.*	Director	December 24, 2013
F. Dare Lott, Jr.
/s/ Michael W. Wise*	Director	December 24, 2013
Michael W. Wise
/s/ R.E. Woodard, III*	Director	December 24, 2013
R.E. Woodard, III

_______________________
*      By Jack E. Byrd, Jr., Attorney-in-fact